EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES PRICING OF TENDER OFFERS
FOR FIVE SERIES OF SENIOR NOTES

INDIANAPOLIS, September 10, 2014 — Simon Property Group, Inc. (NYSE:SPG) today announced the pricing of the previously announced cash tender offers made by its majority-owned operating partnership subsidiary, Simon Property Group, L.P. (the “Operating Partnership”), for any and all of each of the following series of its senior notes (the “Notes”) (for each series of Notes, an “Offer” and, collectively, the “Offers”):

•                  $500,000,000 outstanding aggregate principal amount of 5.875% Notes due 2017;

•                  $650,000,000 outstanding aggregate principal amount of 5.25% Notes due 2016;

•                  $400,000,000 outstanding aggregate principal amount of 6.10% Notes due 2016;

•                  $600,000,000 outstanding aggregate principal amount of 5.75% Notes due 2015; and

•                  $600,000,000 outstanding aggregate principal amount of 5.10% Notes due 2015.

On September 3, 2014, the Operating Partnership commenced the Offers for any and all of the Notes in accordance with the terms and conditions set forth in the Offer to Purchase, dated September 3, 2014, as it may be amended or supplemented (the “Offer to Purchase”).

For each $1,000 principal amount of each series of Notes validly tendered and accepted for purchase, the holders will receive the applicable purchase price specified in the table below (the “Purchase Price”). As further described in the Offer to Purchase, the applicable Purchase Price for each series of Notes was calculated in accordance with the standard market practice, by reference to the sum of (i) the bid-side yield to maturity of the applicable U.S. Treasury reference security specified in the table below, based on the bid-side price of such U.S. Treasury reference security as displayed on the applicable Bloomberg Reference Page specified in the table below, as measured as of 2:00 p.m., New York City time, today, September 10, 2014 (the “Reference Yield”), as specified in the table below plus (ii) the applicable fixed spread specified in the table below.  For the 5.875% Notes due 2017, the 5.25% Notes due 2016, the 6.10% Notes due 2016 and the 5.75% Notes due 2015, the applicable Purchase Price will be determined taking into account the applicable Par Call Date (as defined in the Offer to Purchase) for such series of Notes.  The calculation of each Purchase Price assumes a settlement date of September 11, 2014, the expected settlement date for the Offers.

Title of Notes	CUSIP Number	Principal Amount Outstanding	Bloomberg Reference Page	U.S. Treasury Reference Security	Reference Yield	Fixed Spread (Basis Points)	Purchase Price(1)	Financing Condition Acceptance Priority Level
5.875% Notes due 2017(2)	828807BV8	$500,000,000	FIT1	0.50% due 8/31/16	0.560%	+35	$1,108.99	1
5.25% Notes due 2016(2)	828807BW6	$650,000,000	FIT1	0.50% due 8/31/16	0.560%	+30	$1,085.79	2
6.10% Notes due 2016(2)	828807BT3	$400,000,000	FIT4	0.375% due 1/31/16	0.270%	+25	$1,077.12	3
5.75% Notes due 2015(2)	828807BP1	$600,000,000	FIT4	0.375% due 8/31/15	0.117%	+25	$1,052.34	4
5.10% Notes due 2015	828807BM8	$600,000,000	FIT4	0.375% due 6/15/15	0.092%	+25	$1,036.13	5

(1) Per $1,000 principal amount of Notes.

(2) The Purchase Price for this series of Notes will be determined taking into account the applicable Par Call Date for such series of Notes, as described in the Offer to Purchase.

Holders whose Notes are accepted for purchase will receive, in addition to the applicable Purchase Price, accrued and unpaid interest from, and including, the last interest payment date for such series of Notes to, but excluding, the settlement date.

Holders must validly tender and not validly withdraw their Notes, and have their Notes accepted for purchase in the Offers, at or prior to the Expiration Time (as defined below) in order to be eligible to receive the applicable Purchase Price.  The Offer for each series of Notes is conditioned upon the satisfaction of certain conditions as set forth in the Offer to Purchase, including a financing condition. The Operating Partnership reserves the right to waive any and all conditions to an Offer with respect to one or more series of Notes.  Subject to applicable law, the Operating Partnership may also terminate, extend or amend an Offer with respect to one or more series of Notes at any time at or before the Expiration Time in its sole discretion.

The Offers are scheduled to expire at 5:00 p.m., New York City Time, today, September 10, 2014, unless extended or earlier terminated by the Operating Partnership (the “Expiration Time”).  Tendered Notes may be withdrawn at any time at or prior to the Expiration Time.

Upon the terms and conditions described in the Offer to Purchase, payment for Notes accepted for purchase will be made promptly after the Expiration Time and is expected to be made on or about September 11, 2014.

The Operating Partnership has retained Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBS Securities Inc. to act as the dealer managers (together, the “Dealer Managers”) for the Offers. Global Bondholder Services Corporation is acting as the information agent and the tender agent for the Offers. Questions regarding the Offers should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect), or RBS Securities Inc. at (877) 297-9832 (toll-free) or (203) 897-6145 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 807-2200 (toll-free) or (212) 430-3774 (collect).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Notes. The Offers are being made solely pursuant to the Offer to Purchase and related documents. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Operating Partnership by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions.  The following important factors, along with those discussed in our filings with the SEC, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit ratings, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, and the intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions, the loss of key management personnel and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly reports filed with the SEC. We undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise unless required by law.

About Simon

Simon Property Group, L.P. is the majority-owned operating partnership subsidiary of Simon Property Group, Inc. (NYSE:SPG), an S&P 100 company and a global leader in retail real estate ownership, management and development. Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales.